STRADLEY                                    STRADLEY RONON STEVENS & YOUNG, LLP
SR RONON                                               2600 One Commerce Square
ATTORNEYS AT LAW                                    Philadelphia, PA 19103-7098
                                                       Telephone (215) 564-8000
                                                             Fax (215) 564/8120




                                 August 30, 2002

Templeton Global Governments Income Trust
500 East Broward Boulevard, Suite 2100
Fort Lauderdale, Florida  33394-3091

                  RE: REORGANIZATION OF TEMPLETON GLOBAL GOVERNMENTS
                      INCOME TRUST INTO TEMPLETON GLOBAL INCOME FUND, INC.
                      ------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Templeton Global Governments Income Trust, a Massachusetts business trust ("TGG") and Templeton Global Income Fund, Inc., a Maryland corporation ("TGIF"), in connection with the Agreement and Plan of Acquisition by and between TGG and TGIF, dated as of February 26, 2002 (the "Plan"). The Plan provides for a transaction ("Reorganization") involving the acquisition by TGIF of substantially all of the assets of TGG, in exchange solely for shares of common stock, par value $0.01 per share, of TGIF ("TGIF Fund Shares") to be distributed pro rata to TGG's shareholders, subject to the terms and conditions specified in the Plan, followed by the liquidation and dissolution of TGG. This opinion is provided in accordance with Section 8(h) of the Plan.

     In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     A. The Plan as executed, certified as true and correct on the date hereof by the Assistant Secretary of TGIF;

     B. The Articles of Incorporation ("Articles of Incorporation") and By-Laws ("By-Laws") of TGIF, certified as true and correct on the date hereof by the Assistant Secretary of TGIF;

     C. Certain minutes of proceedings of the Board of Directors of TGIF, including resolutions adopted by such Board in meetings of such Board, certified as true and correct on the date hereof by the Assistant Secretary of TGIF;

     D. The Proxy Statement circulated in connection with the most recent Annual Meeting of Shareholders of TGG, held on August 1, 2002, together with the Notice of Annual Meeting of Shareholders of TGG relating thereto;

     E. TGIF's registration statement on Form N-2 dated March 17, 1988, as such disclosures have been amended to date by any: (i) amendments to TGIF's Form N-2 filed with the U.S. Securities and Exchange Commission (the "SEC"); (ii) press releases issued on behalf of TGIF; and (iii) TGIF's annual or semi-annual reports sent to shareholders pursuant to Section 30 of the Investment Company Act of 1940, as amended (the "1940 Act") (together, the "TGIF Disclosure Documents");

     F. TGIF's registration statement on Form N-14 filed with the SEC under the Securities Act of 1933, as amended (the "1933 Act") relating to TGIF Fund Shares issuable under the Plan (the "TGIF N-14 Registration Statement"); and

     G. A certificate of good standing of TGIF issued by the Department of Assessments and Taxation of the State of Maryland on the date hereof.

     We have assumed, and therefore have not verified independently, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We are relying on certificates of the officers of TGIF with regard to matters of fact and certain certifications and on written statements of governmental officials with respect to the good standing of TGIF. Other than our review of the documents set forth above, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion. We make no representations as to the scope or sufficiency of our document review for your purposes.

     We have assumed that (i) the execution, delivery and performance of the Plan by TGG does not and will not conflict with, result in a breach of or constitute a default or require any consent under, any agreement, indenture or instrument to which TGG is a party or by which TGG is bound, (ii) the execution, delivery and performance of the Plan by each of the parties thereto does not and will not violate or conflict with any provision of any judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its respective property, and (iii) no action other than the authorization, execution and delivery of the Plan, the authorization and approval of the Reorganization and the closing of the Reorganization pursuant thereto, has been taken to dissolve or terminate TGG or TGIF.

     The opinions hereinafter expressed are subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter in effect affecting generally the enforcement of creditors' rights and to general equitable principles or any principles of public policy limiting the right to enforce indemnification provisions. In connection with the opinions expressed in paragraph (7) below with respect to the legality, validity and binding nature of the Plan, we express no opinion as to the remedies conferred upon any party by the Plan or the remedy that any court, other governmental body or agency, or arbitrator may grant, impose, or render.

     The following opinions are limited to the Federal securities laws of the United States of America and the laws of the State of Maryland. The following opinions are given only with respect to laws, regulations or orders that are currently in effect.

     Based upon and subject to the foregoing and the following, it is our opinion that as of the date hereof:

     (1) TGIF is a corporation incorporated under the laws of the State of Maryland on January 28, 1988 and is a validly existing corporation and in good standing under the laws of the State of Maryland;

     (2) TGIF is authorized to issue two hundred million (200,000,000) shares of common stock, par value $0.01 per share which is the only class of stock itis authorized to issue; and assuming that the initial TGIF
         Fund Shares were issued in accordance with the 1940 Act and the Articles of Incorporation and By-Laws, and that all other outstanding shares of TGIF were sold, issued and paid for in compliance in all material respects with applicable registration requirements of the 1933 Act, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights in accordance with the terms of the Articles of Incorporation and By-Laws;

     (3) TGIF is a closed-end investment company of the management type registered as such under the 1940 Act;

     (4) Except as disclosed in the TGIF Disclosure Documents, we do not know of any material suit, action or legal or administrative proceeding pending or threatened against TGIF, the unfavorable outcome of which would materially and adversely affect TGIF;

     (5) TGIF Fund Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued and elivered as provided in the Plan, will have been validly issued and fully paid and will be non-assessable by TGIF;

     (6) All corporate actions required to be taken by TGIF to authorize the Plan and to effect the Reorganization contemplated in the Plan have been duly authorized by all necessary action on the part of TGIF;

     (7) The execution, delivery or performance of the Plan by TGIF will not violate any provision of its Articles of Incorporation or By-Laws, or the provisions of any agreement or other instrument known to us to which TGIF is a party or by which TGIF is otherwise bound; the Plan is the legal, valid and binding obligation of TGIF and is enforceable against TGIF in accordance with its terms; and

     (8) The TGIF N-14 Registration Statement has been declared or, by operation of rule, has become effective under the 1933 Act, and, to our best knowledge, no stop order suspending the effectiveness of such Registration Statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the SEC under the 1933 Act, and nothing has come to our attention that causes us to believe that, at the time the TGIF N-14 Registration Statement became effective, or at the Closing (as that term is defined in the Plan), such Registration Statement (except for the financial statements and other financial and statistical data included therein, as to which we do not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and we know of no legal or government proceedings required to be described in the TGIF N-14 Registration Statement, or of any contract or document of a character required to be described in the TGIF N-14 Registration Statement that is not described as required.

     We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter occur whether the same are retroactively or prospectively applied. This opinion is being provided to you, TGG, only and may not be published by you or relied upon in any respect by any third party, without the prior written consent of a partner in this law firm; provided that we hereby consent to the use of this opinion as an exhibit to the post-effective amendment to the TGIF N-14 Registration Statement, and any amendments thereto, covering the registration of the TGIF Fund Shares under the 1933 Act and any applications, registration statements or notice filings, and amendments thereto, that may be filed in accordance with the securities laws of the several states in which shares of TGIF are offered, and we further consent to reference in the TGIF N-14 Registration Statement to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                Very truly yours,

                                STRADLEY, RONON, STEVENS & YOUNG, LLP



                                By: /s/BRUCE G. LETO
                                    ---------------------------
                                    Bruce G. Leto, a Partner